UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 30, 2002


                             BLUESTAR LEASING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                     0-33239                     88-0485488
----------------------------     ------------            -----------------------
(State or other jurisdiction     (Commission                  (IRS Employer
 of incorporation)                file number)           Identification Number)


              2800 Post Oak Blvd., Suite 5260, Houston, Texas 77056
              ------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (713) 621-0577
               --------------------------------------------------
              (Registrant's telephone number, including area code)


               500 N. Rainbow, Suite 300, Las Vegas, Nevada 89107
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 1.  Changes in Control of Registrant

     Pursuant to the terms of the Exchange described in Item 2 below, on September 30, 2002, control of BlueStar Leasing, Inc. (the "Company") was transferred to the following persons:

   Name                   Number of Shares Held        Percent Ownership
  -------                 ---------------------        -----------------
Hugo Verhaeghe               3,937,117 (1)                       26.4%
Chaz Glace                   1,701,217 (2)                       11.4%
Rebecca Bearden              1,500,000 (3)                       10.1%
Gregory W. Neuman            1,500,000 (4)                       10.1%
----------

(1) Includes 2,915,117 shares held of record by Sterling REIT, Inc. and 1,022,000 shares held of record by Geld Fund II LC, both of which may be deemed to be controlled by Mr. Verhaeghe.
(2)  All shares are held of record by Chasco Investments, Inc.
(3) All shares are held of record by R.F. Bearden Associates, Inc. The sole shareholder of R.F. Bearden Associates, Inc. is Rebecca Bearden who is married to Ron F. Bearden, the President and sole director of the Company. Ron F. Bearden disclaims beneficial ownership of all shares held by R.F. Bearden Associates, Inc.
(4)  All shares are held of record by Old Capitol Club, Inc.

     Each of the foregoing shareholders acquired the shares listed pursuant to the terms of a Common Stock Purchase Agreement in exchange for shares of common stock of Sterling FBO Holdings, Inc. ("Sterling Holdings"). Pursuant to the terms of the Exchange, at closing, shareholders of Sterling Holdings were issued 8,638,334 shares representing approximately 58.0% of the outstanding shares of the Company.

     Pursuant to the terms of the Exchange, Christopher Secreto, Ronald Davis and T. Ross Reida resigned as officers and directors of the Company and Ron F. Bearden was appointed sole director and President of the Company.

Item 2. Acquisition or Disposition of Assets

     On September 30, 2002, the Company completed an exchange (the "Exchange") pursuant to which the Company issued an aggregate of 8,638,334 shares of common stock in exchange for 100% of the outstanding shares of common stock of Sterling Holdings. Pursuant to the terms of the Exchange, each share of Sterling Holdings common stock was exchangeable for one share of Company common stock. As a result of the Exchange, Sterling Holdings became a wholly-owned subsidiary of the Company.

     Sterling Holdings is a Nevada corporation formed in May 2002 to acquire own and operate income producing real estate. Sterling Holdings presently owns 99.9% or greater interests in, and operates, four industrial office facilities that are located in Austin, Texas and leased to governmental agencies.

     Sterling Holdings' objective is to acquire, develop and operate income producing real estate with an emphasis on private airport facilities (known as "FBOs") and net leased properties in Texas and surrounding states.

Item 5. Other Events

     In connection with the Exchange, the Company relocated its principal offices to the offices of Sterling located at 2800 Post Oak Blvd., Suite 5260, Houston, Texas 77056.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

     It is impractical to provide the required financial statements of Sterling at the time this report is being filed. The required financial statements of Sterling will be filed by amendment to this report within 60 days after the due date of this report.

(b)  Pro Forma Financial Information

     It is impractical to provide the required pro forma financial information at the time this report is being filed. The required pro forma financial information will be filed by amendment to this report within 60 days after the due date of this report.

(c)  Exhibits

     Exhibit
     Number                Description

     2.1 Exchange Agreement dated June 1, 2002, by and among BlueStar Leasing, Inc. and Sterling FBO Holdings, Inc.
     2.2        Amendment to Exchange Agreement dated September 25, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BLUESTAR LEASING, INC.

Dated: October 15, 2002
                                           By:   /s/ Ron F. Bearden
                                              ----------------------
                                                 Ron F. Bearden
                                                 President